THIRD LEASE AMENDMENT

THIS THIRD LEASE AMENDMENT is made as of June 27, 2003, by and between Riverside Commerce Center, L.C., a Virginia limited liability company (“Lessor”) and Portfolio Recovery Associates, LLC, a Delaware limited liability company (“Lessee”).

RECITALS

A.	By One-Story Office Lease dated February 12, 1999 (the “Lease”). Riverside Investors, L.C. leased to Lessee Suite 100 consisting of 35,179 rentable square feet (the “Premises”) in a building commonly known as Riverside Commerce Center, 120 Corporate Boulevard, Norfolk, VA 23502 (the “Building”), as more particularly described in said Lease.

B.	By First Lease Amendment dated April 27, 1999, Riverside Investors, L.C. and Lessee modified the Building address and Lessor’s Services.

C.	Riverside Commerce Center, L.C., a Virginia limited liability company became successor in interest to Riverside Investors, L.C., a Virginia limited liability company.

D.	By Second Lease Amendment dated September 29, 2000, Lessee leased from Lessor an additional 4,503 rentable square feet (the “Expansion Premises”) for a total of 39, 682 rentable square feet (the “Total Premises”).

E.	Lessor and Lessee desire to modify the terms and conditions of the Lease.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.	Term: The Term of the Lease is hereby extended for ninety (90) months commencing on July 1, 2006 and expiring on December 31, 2013 (the “Renewal Term”).

2.	Rent: Effective as of January 1, 2004, the rent for the Total Premises shall be Fifty Five Thousand Six Hundred Forty Two and 58/100 Dollars ($55,642.58) per month payable in advance on the first business day of each and every month thereafter.

3.	Escalation: The rent, described in paragraph 2 above, shall escalate three percent (3%) per annum on July 1, 2006 and annually thereafter.

4.	Tenant Improvements: Lessor shall provide Lessee with a refurbishment allowance of Ninety Nine Thousand Two Hundred Five and No/100 Dollars ($99,205.00) ($2.50 per rentable square foot of the Total Premises) (“Refurbishment Allowance”) for tenant improvements to be constructed in accordance with the Work Letter Agreement (Exhibit A) attached hereto and incorporated herein by reference. All costs in excess of the Refurbishment Allowance shall be at Lessee’s cost. In the event there is a default in the payment of rent or any additional rent hereunder, Lessee shall pay to Lessor, as additional rent hereunder, the full amount of the unamortized cost of the Refurbishment Allowance amortized at a rate of ten percent (10%) per annum over the Third Lease Amendment term. Notwithstanding the foregoing, the Refurbishment Allowance must be used within calendar year 2004.

5.	Additional Tenant Improvements: Lessor shall provide Lessee with an additional refurbishment allowance of One Hundred Nineteen Thousand Forty Six and No/100 Dollars ($119,046.00) ($3.00 per rentable square foot of the Total Premises) (“Additional Refurbishment Allowance”) effective as of January 1, 2009 for additional tenant improvements to be constructed in within the Total Premises. All costs in excess of the Additional Refurbishment Allowance shall be at Lessee’s cost. In the event there is a default in the payment of rent or any additional rent hereunder, Lessee shall pay to Lessor, as additional rent hereunder, the full amount of the unamortized cost of the Additional Refurbishment Allowance amortized at a rate of ten percent (10%) per annum over the remainder of the Third Lease Amendment term. Notwithstanding the foregoing, the Additional Refurbishment Allowance must be used within calendar year 2009.

6.	Notices: The Lessor’s notice address specified in Section 31 of the Lease is hereby changed as follows:

To Lessor:	Riverside Commerce Center, L.C.
c/o Robinson Development Group, Inc.
150 West Main Street, Suite 1100
Norfolk, VA 23510
Attn: Anthony W. Smith

To Managing Agent:	CB Richard Ellis of Virginia, Inc.
150 West Main Street, Suite 1100
Norfolk, VA 23510

7.	Renewal Option: Paragraph 3 of the Rider No. to the Lease, Renewal Option, is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

Provided the Lease is in full force and effect and no default by Lessee has occurred hereunder, Lessee shall have the right to renew the Lease for two (2) five (5) year terms upon providing Lessor with written notice nine (9) months prior to the current expiration. The renewal terms shall be subject to the terms and conditions set forth in the Lease, and the rent shall be at ninety five percent (95%) of the fair market value at the time of the renewal. Lessee’s rights as to this option are personal to the original Lessee executing this Third Lease Amendment and may not be exercised or be assigned, voluntarily, by or to any person or entity other than the original Lessee.

Lessor shall provide written notice of Lessor’s determination of the fair market rental rate not later than ten (10) days after the last day upon which Lessee may timely exercise the right giving rise to the necessity for such fair market rental rate determination. Lessee shall have ten (10) days (“Lessee’s Review Period”) after receipt of Lessor’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Lessee to so object to the fair market rental rate submitted by Lessor in writing within Lessee’s Review Period shall conclusively be deemed Lessee’s approval and acceptable thereof. In the event Lessee reasonably objects to the fair market rental rate submitted by Lessor within Lessee’s Review Period, Lessor and Lessee shall attempt in good faith to agree upon such fair market rental rate within fifteen (15) days following Lessee’s Review Period (the “Outside Agreement Date”). If Lessee and Lessor do not agree upon a fair market rental rate by the Outside Agreement Date, then each party’s determination shall be submitted to appraisal in accordance with the provisions that follow.

Lessor and Lessee shall, at its own expense, appoint one licensed Virginia real estate broker (“Broker”) to determine market rental rate of the Premises. Within thirty (30) days of the Outside Agreement Date, each Broker shall submit its appraisal. If the difference in the two appraisals does not exceed ten percent (10%) of the rental rate then in effect, “Fair Market Value” shall be the average of the two appraisals.

If the difference between the two appraisals shall exceed ten percent (10%) of the rental rate then in effect, then the two Brokers shall, within ten (10) days, appoint a third licensed real estate Broker to perform a third appraisal, to be performed within fifteen (15) days thereafter. The cost of the third appraisal shall be shared equally by the Lessor and Lessee.

In the event that the third appraisal is neither (i) more than ten percent (10%) greater than the higher of the two previous appraisals, nor (ii) more than ten percent (10%) less than the lower of the two previous appraisals, the third appraisal shall be deemed to be “Fair Market Value”. In the event that the third appraisal is more than ten percent (10%) greater than the higher of the two previous appraisals, then “Fair Market Value” shall be the higher of the two previous appraisals. In the event the third appraisal is more than ten percent (10%) less than the lower of the two previous appraisals, “Fair Market Value” shall be the lower of the two previous appraisals.

8.	All other terms and conditions of the Lease are hereby ratified and shall remain in full force and effect. In the event of a conflict between this Third Lease Amendment, the Lease and any prior amendments, this Third Lease Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the date first written above.

LESSOR:		RIVERSIDE COMMERCE CENTER, L.C.,
a Virginia limited liability company

	By:	Robinson Development Group, Inc.
	Its:	Manager

	By:	/s/ ANTHONY W. SMITH

Anthony W. Smith
	Its:	Senior Vice President

LESSEE:		PORTFOLIO RECOVERY ASSOCIATES, LLC,
a Delaware limited liability company

	By:	/s/ KEVIN P. STEVENSON

	Name:	Kevin P. Stevenson

	Its:	SVP/CFO

EXHIBIT A
WORK LETTER AGREEMENT

     THIS AGREEMENT entered into as of June 27, 2003, defines the scope of work to be provided by Riverside Commerce Center, L.C., a Virginia limited liability company (“Lessor”) in the Premises in Riverside Commerce Center leased by Portfolio Recovery Associates, LLC, a Delaware limited liability company (“Lessee”) under a Third Lease Amendment dated June 27, 2003.

     It is the intent of this Agreement that Lessee shall be permitted freedom in the interior design and layout of its space, consistent with applicable building codes and with sound architectural and construction practice, provided that no interference or damage is caused to the roof, walls or other structural components and shared plumbing and electrical systems, and no increase in maintenance or utility charges will be incurred by Lessor.

A. Improvements

1. Lessor’s Work. Lessor, at its sole cost and expense, shall provide a refurbishment allowance to Lessee for construction of its improvements of Ninety Nine Thousand Two Hundred Five and No/100 Dollars ($99,205.00) ($2.50 per rentable square foot of the Total Premises) (the “Refurbishment Allowance”) payable by Lessor during calendar year 2004 upon (i) completion of Lessee’s improvements and (ii) within thirty (30) days of receipt by Lessor of a request therefor from Lessee, including lien waivers from all contractors providing services to Lessee.

2. Lessee’s Work. All improvements required by Lessee in the Total Premises shall be from plans reasonably approved by Lessor and constructed by a contractor or contractors engaged by Lessee, and approved by Lessor, such approval not to be unreasonably withheld, conditioned or delayed, at Lessee’s sole cost and expense.

B. Incorporation in Lease. This Agreement is and shall be incorporated by reference in the Third Lease Amendment and all of the terms and provisions of said Third Lease Amendment are and shall be incorporated herein by this reference.

LESSOR:		RIVERSIDE COMMERCE CENTER, L.C., a Virginia limited liability company

	By: Its:	Robinson Development Group, Inc. Manager

	By:	/s/ ANTHONY W. SMITH Anthony W. Smith
	Its:	Senior Vice President

LESSEE:		PORTFOLIO RECOVERY ASSOCIATES, LLC, a Delaware limited liability company

	By:	/s/ KEVIN P. STEVENSON

	Name:	Kevin P. Stevenson

	Its:	SVP/CFO

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